Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
APRIL 3, 2012

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2012 FIRST QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATE
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, APRIL 3, 2012 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2012 first quarter operational update and financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, May 1, 2012.

The company has also scheduled a conference call to discuss the release for Wednesday, May 2, 2012 at 9:00 am EDT.  The telephone number to access the conference call is 913-312-0640 or toll-free 888-278-8476.  The passcode for the call is 4138928.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EDT on Wednesday, May 2, 2012 and will run through midnight Wednesday, May 16, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 4138928.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website.  The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Eagle Ford, Utica, Granite Wash, Cleveland, Tonkawa, Mississippi Lime, Bone Spring, Avalon, Wolfcamp, Wolfberry and Niobrara unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial marketing, midstream and oilfield services businesses directly and indirectly through its subsidiaries Chesapeake Energy Marketing Inc., Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C. and its affiliate Chesapeake Midstream Partners, L.P. (NYSE:CHKM).  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154